EXHIBIT 99.1

GEE Group Announces Results for Fiscal 2016 Fourth Quarter and Year End

Fourth Quarter Revenue up 75% and Net Income $1 million

Naperville, IL, December 22, 2016 /MarketWired/ – GEE Group Inc. (NYSE MKT:JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2016, including all acquisitions.

Fourth Quarter and Full Year Highlights

•	Revenue for the fiscal 2016 fourth quarter was $21.8 million up approximately 75% over the fourth quarter of fiscal 2015. Contract staffing services contributed approximately $20.2 million or approximately 93% of revenue and direct placement services contributed approximately $1.6 million or approximately 7% of revenue. This compares to contract staffing services of approximately $10.7 millionor approximately 86% of revenue and direct placement services of approximately $1.8 million or approximately 14% of revenue respectively for the same quarter of fiscal 2015.

•	Revenue for the fiscal year ended September 30, 2016 was approximately $83.1 million up approximately 91% over the prior fiscal year ended September 30, 2015. Contract staffing services contributed approximately $76.2 million or approximately 92% of revenue and direct placement services contributed approximately $6.9 million or approximately 8% of revenue. This compares to contract staffing services of approximately $36.7 million or approximately 85% of revenue and direct placement services of approximately $6.7 million or approximately 15% of revenue respectively for the 2015 fiscal year.

•	Revenue from combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $16.1 million and represents approximately 74% of total revenue for the 2016 fiscal fourth quarter and approximately $61.2 million and approximately 74% of total revenue respectively for the fiscal year ended September 30, 2016. This compares to approximately $5.8 million or approximately 47% of total revenue for the fourth quarter of fiscal 2015 and approximately $16.9 million and approximately 39% of total revenue respectively for the fiscal year ended September 30, 2015. The Company’s strategic plan to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions is attributable to the change in the revenue mix.

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•	Overall combined gross margin for the fiscal fourth quarter ended September 30, 2016 (including direct placement services which is recorded at 100% gross margin) was approximately 28% compared to approximately 30% for the fiscal fourth quarter ended September 30, 2015. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 22% for the fourth quarter of 2016 vs. approximately 18% for the comparable prior year quarter. Overall combined professional services gross margin for the 2016 fiscal year fourth quarter (including direct placement services) was approximately 32% vs. approximately 51% for the 2015 fiscal fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2016 was approximately 24% vs. approximately 30% for the comparable prior year quarter. Commercial staffing services (light industrial) gross margin was approximately 17% for the 2016 fiscal year fourth quarter vs. approximately 11% for the 2015 fiscal year fourth quarter. The changes in the 2016 fiscal year quarter vs. the 2015 fiscal year fourth quarterin overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial services gross marginare primarily attributable to less direct hire revenue in the professional division as a percentage of revenue in the fiscal 2016 fourth quarter compared to the fourth quarter of fiscal 2015, additional professional contract staffing revenue from acquired companies, increased professional contract services revenue from vendor management systems (VMS) and managed service providers (MSP) customers which typically are higher volume, lower delivery cost and lower margin accounts and the elimination of lower margin business plus the benefit of a new workers compensation program in the commercial services division.

•	Overall combined gross margin for the fiscal year ended September 30, 2016 (including direct placement services) was approximately 28% compared to approximately 30% for the fiscal year ended September 30, 2015. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 22% for the 2016 fiscal year end vs. approximately 18% for the 2015 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2016 fiscal year end was approximately 26% compared to approximately 32% for the 2015 fiscal year end. Commercial staffing services (light industrial) gross margin for the 2016 fiscal year end was approximately 13% compared to approximately 12% for the 2015 fiscal year end. The changes in the fiscal year ended September 30, 2016 vs. the comparable 2015 prior fiscal year in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial staffing services gross margin are primarily attributable to less direct hire revenue in the professional division as a percentage of revenue in the 2016 fiscal year compared to the 2015 fiscal year, additional professional contract staffing revenue from acquired companies, increased professional contract services revenue from vendor management systems (VMS) and managed service providers (MSP) customers which typically are higher volume, lower delivery cost and lower margin accounts and the elimination of lower margin business plus the benefit of a new workers compensation program in the commercial services division.

•	Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2016 fiscal fourth quarter was approximately 23% compared to approximately 35% of revenue for the 2015 fiscal fourth quarter; a decline of approximately 12 percentage points.

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•	Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2016 fiscal year was approximately 24% compared to approximately 32% of revenuefor the 2015 fiscal year; a decline of approximately 8 percentage points. SG&A was approximately $19.9 million for the 2016 fiscal year compared to approximately $13.8 million for the 2015 fiscal year. Noncash stock and stock option expenses and acquired companies selling, general and administrative expenses contributed to the increase in SG&A. Increased revenue and economies of scale resulted in the reduction of SG&A as a percentage of revenue.

•	Income from operations for the 2016 fiscal fourth quarter was approximately $484,000 compared to a loss from operations of approximately $1.2 million for the comparable fiscal 2015 prior year quarter. Income from operations for the year ended September 30, 2016 was approximately $1.2 million vs. a loss from operations of approximately $1.6 million for the fiscal year ended September 30, 2015.

•	Net income for the fiscal fourth quarter ended September 30, 2016 was approximately $1 million compared to a net loss of approximately $1.3 million for the fiscal fourth quarter ended September 30, 2015. Net income for the fiscal year ended September 30, 2016 was approximately $1.2 million vs. a net loss of approximately $4.7 million for the fiscal year ended September 30, 2015. The net loss for the 2015 fiscal year included a combined charge to earnings of approximately $2.5 million from the accounting for the change in derivative liability plus the loss on extinguishment of debt all of which related to a convertible subordinated note payable which has been converted to common stock.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP financial measure) was approximately $1.9 million; and, adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock and stock option expense, acquisition, merger & integration expenses, change in derivative liability and change in contingent consideration for the fiscal fourth quarter ended September 30, 2016 was approximately $1.2 million vs. EBITDA of approximately $(965,000) and adjusted EBITDA of approximately $(464,000) for the comparable 2015 prior year fiscal fourth quarter. Reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2016 and 2015 to GAAP net income (net loss) for those periods are attached to this press release.

•	Earnings before interest, taxes, depreciation, amortization (EBITDA, a non-GAAP financial measure) was approximately $4.7 million; and, adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock and stock option expense, change in contingent consideration, acquisition, merger & integration expenses and change in derivative liability for the fiscal year ended September 30, 2016 was approximately $4.6 million vs. EBITDA ofapproximately $(3.4) million and adjusted EBITDA of approximately $2,000 for the fiscal year ended September 30, 2015. Reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2016 and September 30, 2015 to GAAP net income (net loss) for those periods are attached to this press release.

•	Shareholders’ equity as of September 30, 2016 was approximately $24.5 million up from $19.2 million for the prior fiscal year.

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The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2015 and 2016, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performanceare not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

Full Year Financial Results: Discussion

The Company reported consolidated revenueof approximately $83.1 million for the year ended September 30, 2016 up approximately 91% as compared to revenue of approximately $43.4 million for the fiscal year ended September 30, 2015. Contract staffing services contributed approximately $76.2 million or approximately 92% of consolidated revenue and direct placement services contributed approximately $6.9 million or approximately 8% of consolidated revenue for the 2016 fiscal year versus approximately $36.7 million or approximately 85% of consolidated revenueand approximately $6.7 million or approximately 15% of consolidated revenue respectively for the 2015 fiscal year. The increase in contract staffing services revenue for the fiscal year ended September 30, 2016 over the comparable prior year was primarily due to an increase of approximately $44 million in professional contract staffing services revenueincluding significant contributions from strategic acquisitions. Commercial (light industrial) contract staffing services revenue was approximately $21.9 million for the fiscal year ended September 30, 2016 compared to approximately $26.5 million for the fiscal year ended September 30, 2015. The decrease in revenue was primarily due to the loss of a high volume, lower gross margin and marginally profitable customer and voluntary termination of various other lower gross margin and marginally profitable customers.

GEE Group’s professional contract staffing services gross profit margin excluding direct placement services (recorded at 100% gross margin) for the fiscal year ended September 30, 2016 was approximately 26% versus approximately 32% for fiscal year ended September 30, 2015. The Company’s commercial (light industrial) staffing services gross margin for the 2016 fiscal year was approximately 13% versus approximately 12% for the 2015 fiscal year. The change in professional staffing services gross margin was primarily due to increased revenue from VMS and MSP business which typically have lower gross margin and lower costs of delivery, revenue mix change and gross margin differential in professional contract staffing services revenue from the acquired companies which, in general, contributed higher gross profit spreads and higher bill rates than GEE Group’s existing professional contract staffing services business. The Company’s commercial (industrial) staffing gross margin percent improved approximately 100 basis points for the fiscal year ended September 30, 2016 to approximately 13% from approximately 12% for the prior 2015 fiscal year end. The improved gross margin was primarily attributable to the elimination of less profitable customers, better pricing from existing customers and the benefit of lower workers compensation costs from a newly implemented plan.

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The Company’s selling, general and administrative expenses (SG&A) for the year ended September 30, 2016 increased by approximately $6.1 million to approximately $19.9 million compared to approximately $13.8 million for the priorfiscal year. The increase was primarily related to the inclusion of selling, general and administrative expenses of the acquired companies and increases in noncash stock and stock option compensation expensesduring the 2016 fiscal year. SG&A as a percentage of revenue declined approximately 7.9 percentage points to 23.9% for the September 30, 2016 fiscal year compared to 31.8% for the prior fiscal year. The percentage point decline in SG&A as a percentage of revenue is primarily due to increased revenue and realized economies of scale.

GEE Group recorded GAAP income from operations of approximately $1.2 million for the fiscal year ended September 30, 2016 compared to a GAAP loss from operations of approximately $1.6 million for the fiscal year ended September 30, 2015. GAAP net income for the fiscal year ended in 2016 was approximately $1.2 million compared to a GAAP net loss for the fiscal year ended in 2015 of approximately $4.7 million. The GAAP net loss for the fiscal year ended September 30, 2015 included the impact of the accounting treatment for the change in derivative liability related to convertible debt which has been converted to common stock.

GEE Group’s earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP financial measure) was approximately $4.7 million; and, adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure), computed EBITDA as adjusted for noncash stock and stock option expense, acquisition, integration and restructuring expenses, change in derivative liability and change in contingent consideration was approximately $4.6 million for the fiscal year ended September 30, 2016 compared to EBITDA of approximately $(3.4) million and adjusted EBITDA of approximately $2,000 for the fiscal year ended September 30, 2015. Reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2016 and September 30, 2015 to GAAP net income (net loss) for those periods are attached to this press release.

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock based compensation, acquisition, integration and restructuring costs and the change in contingent consideration. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above , however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K for the respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10Q and Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAPEBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss)referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “Fiscal 2016 was a highly successful year for the Company as we were able to significantly increase revenue, improve profitability and strengthen our financial position compared to the prior fiscal year. We made strategic acquisitions, which, in addition to our core professional and commercial services groups, contributed nicely to GEE Group’s revenue and earnings growth. Also, these acquisitions enhanced the Company’s menu of services and delivery capability, expanded the Company’s geographic footprint and dramatically changed our revenue service mix to the predominantly higher margin professional staffing and solutions sector.”

Dewan added, “We made excellent progress implementing changes to obtain operational efficiencies and to lower selling, general and administrative expenses (SG&A) as a percentage of revenue. Thus, we believe GEE Group is well positioned with its existing infrastructure to obtain even more economies of scale with the objective and expectation to expand future operating margins and to significantly increase profitability going forward. Furthermore, our offices continue to add recruiting and sales resourcesto helpobtain new customers and penetrate existing accounts. This will help fuel continued organic growth.”

Mr. Dewan concluded, “Additionally, with the Company’s improved financial position and relative size we expect new and enhanced opportunities to obtain increased financing to help accelerate our acquisition strategy in the near term.”

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Reconciliation of Non-GAAP EBITDA and Non-GAAPAdjusted EBITDA to GAAP Net Income (Net Loss)

	Year Ended September 30,
(In thousands)	2016	2015
Net income (net loss) GAAP	$1,173	$(4,662)
Interest expense, net	1,602	544
Depreciation and amortization	1,867	733
Taxes	3	-
Non-GAAP EBITDA	4,645	(3,385)
Adjustments:
Stock compensation & stock option expenses	793	529
Acquisition, integration & restructuring	702	373
(Gain) or loss on change in derivative liability	-	2,251
Loss on extinguishment of debt	-	234
Change in contingent consideration	(1,581)	-
Non-GAAP adjusted EBITDA	$4,559	$2

Reconciliation of Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

	Fourth Quarter Ended September 30,
(In thousands)	2016	2015
Net income (net loss) GAAP	$1,032	$(1,328)
Interest expense, net	450	138
Taxes	2	-
Depreciation and amortization	435	225
Non-GAAP EBITDA	1,919	(965)
Adjustments to EBITDA:
Stock compensation & stock option expense	199	158
Acquisition, integration & restructuring	105	343
(Gain) loss on change in derivative liability	-	-
Change in contingent consideration	(1,000)	-
Loss on extinguishment of debt	-	-
Non-GAAP adjusted EBITDA	$1,223	$(464)

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About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site athttp://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: GEE Group Inc.
Andrew J. Norstrud

813.803.8275
invest@genp.com

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